BLACK DIAMOND FUNDS

                             AMENDMENT NO. 2 TO THE
                          INVESTMENT ADVISORY AGREEMENT

      AMENDMENT No. 2 to the Investment Advisory Agreement ("Amendment No. 2"), dated as of December 11, 2003, between Black Diamond Funds, a Delaware statutory trust (the "Trust"), and Black Diamond Asset Management LLC (the "Adviser"), a Delaware limited liability company.

      The Trust and the Adviser agree to modify and amend the Investment Advisory Agreement, dated as of February 13, 2003, as amended from time to time ("Agreement"), as follows:

      1. NEW FUNDS. The Trust hereby appoints the Adviser as the investment adviser of the Black Diamond 500 Protected Growth Fund III, Black Diamond 100 Protected Growth Fund III, Black Diamond 400 Protected Growth Fund III, Black Diamond 2000 Protected Growth Fund III, Black Diamond Total Index Protected Growth Fund III and Black Diamond LS Protected Growth Fund III ("Series III Funds") on the terms and conditions contained in the Agreement.

      2. DURATION OF AGREEMENT.

         (a) With respect to each Series specified in the original Appendix A to the Agreement, the Agreement shall continue in effect for two years from its effective date and may be continued thereafter pursuant to Section 6(b) of the Agreement.

         (b) With respect to each Series added to the Agreement by Amendment No. 1, the Agreement shall continue in effect for two years from the effective date of Amendment No. 1 and may be continued thereafter pursuant to Section 6(b) of the Agreement.

         (c) With respect to each Series added to the Agreement by this Amendment No. 2, the Agreement shall continue in effect for two years from the effective date and may be continued thereafter pursuant to Section 6(b) of the Agreement.

      3. APPENDIX A. Appendix A to the Agreement, setting forth each Series of the Trust for which the Adviser is appointed as the investment adviser and setting forth the fees payable to the Adviser with respect to each Series is hereby replaced in its entirety by Appendix A attached hereto to add the Series III Funds.

      4. RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.


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      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment
No. 2 as of the date first above set forth.


BLACK DIAMOND FUNDS                      BLACK DIAMOND ASSET MANAGEMENT LLC



By:  /s/ Charles F. Fistel               By: Charles F. Fistel
     ---------------------                   -----------------
     Charles F. Fistel                       Charles F. Fistel
     Treasurer                               Managing Member




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                                   APPENDIX A

                             AMENDMENT NO. 2 TO THE
                          INVESTMENT ADVISORY AGREEMENT


SERIES IN AGREEMENT (EFFECTIVE FEBRUARY 13, 2003):
-------------------------------------------------

Black Diamond Principal Protected 500 Series I
Black Diamond Principal Protected 100 Series I
Black Diamond Principal Protected 2000 Series I
Black Diamond Principal Protected 400 Series I
Black Diamond Principal Protected LS Series I

SERIES IN AMENDMENT NO. 1 TO THE AGREEMENT (EFFECTIVE SEPTEMBER 2, 2003):
------------------------------------------------------------------------

Black Diamond 500 Protected Growth Fund II
Black Diamond 100 Protected Growth Fund II
Black Diamond 2000 Protected Growth Fund II
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth Fund II
Black Diamond Multi-Index Protected Growth Fund II

SERIES IN AMENDMENT NO. 2 TO THE AGREEMENT (EFFECTIVE DECEMBER 11, 2003):
------------------------------------------------------------------------

Black Diamond 500 Protected Growth Fund III
Black Diamond 100 Protected Growth Fund III
Black Diamond 2000 Protected Growth Fund III
Black Diamond 400 Protected Growth Fund III
Black Diamond Total Index Protected Growth Fund III
Black Diamond Multi-Index Protected Growth Fund III



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COMPENSATION
------------


--------------------------------------------------------------------------------
INDEX FUNDS                                      COMPENSATION (AS A PERCENTAGE
                                                 OF THE AGGREGATE AVERAGE DAILY
                                                 NET ASSETS OF ALL THE INDEX
                                                 FUNDS AT AN ANNUALIZED RATE
                                                 ACCORDING TO THE FOLLOWING FEE
                                                 SCHEDULE)
--------------------------------------------------------------------------------
Black Diamond Principal Protected 500 Series I   0.50% of the first $2 billion,
Black Diamond Principal Protected 100 Series I   0.55% of the excess over $2
Black Diamond Principal Protected 2000 Series I  billion up to $3 billion,
Black Diamond Principal Protected 400 Series I   0.60% of the excess over $3
                                                 billion up to $4 billion and
                                                 0.65% of the excess over $4
                                                 billion.

Black Diamond 500 Protected Growth Fund II
Black Diamond 100 Protected Growth Fund II
Black Diamond 2000 Protected Growth Fund II
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth
Fund II

Black Diamond 500 Protected Growth Fund III
Black Diamond 100 Protected Growth Fund III
Black Diamond 2000 Protected Growth Fund III
Black Diamond 400 Protected Growth Fund III
Black Diamond Total Index Protected Growth
Fund III
--------------------------------------------------------------------------------
LS FUNDS                                         COMPENSATION (AS A PERCENTAGE
                                                 OF THE AVERAGE DAILY NET
                                                 ASSETS OF EACH LS FUND AT AN
                                                 ANNUALIZED RATE ACCORDING TO
                                                 THE FOLLOWING FEE SCHEDULE)
--------------------------------------------------------------------------------

Black Diamond Principal Protected LS Series I    0.125%, plus an amount equal
Black Diamond LS Protected Growth Fund II        to 12.5% of the amount by
Black Diamond LS Protected Growth Fund III       which the return of the Fund
                                                 at each calendar quarter-end
                                                 exceeds the highest previous
                                                 calendar quarter-end return of
                                                 the Fund.
--------------------------------------------------------------------------------


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